Contact Fran Rathke, Interim CFO
Tel: (802) 882-2300

Green Mountain Coffee Roasters, Inc., Reports Fiscal 2003
Third Quarter Results

-- Net Sales up 14.6% and Operating Income up 19.2% --

WATERBURY, VT (July 31, 2003) -- Green Mountain Coffee Roasters, Inc., (NASDAQ: GMCR) today reported quarterly sales and earnings for the Company's fiscal third quarter of 2003, the twelve-week period ended July 5, 2003.

Net sales in the third quarter of 2003 increased 14.6% to $26,344,000, up from $22,989,000 in the third quarter of 2002, the twelve-week period ended July 6, 2002. Total coffee pounds shipped increased 12.0% to 3,478,000 pounds.

The supermarket channel led the strong increase in coffee pounds shipped, increasing 27.5% this quarter. This growth primarily was due to two major customers: Wild Oats Markets, Inc., and Costco. In the office coffee service channel (OCS), coffee pounds shipped increased 11.4% driven by strong K-Cup® sales. Key contributors to growth in K-Cups were the ongoing conversion of prior Millstone K-Cup customers to Green Mountain K-Cups; the rollout of Green Mountain Coffee's K-Cup introduction to ARAMARK and the introduction of Celestial Seasonings® Teas in K-Cups. The food service channel grew 19.0% in coffee pounds shipped this quarter, primarily due to sales to Sodexho's university and corporate divisions.

The Company's gross profit margin increased slightly to 43.3% of sales from 42.5% as compared to last year's third fiscal quarter. The increase is attributable to favorable changes in sales mix offset slightly by higher green coffee costs. Selling, general and administrative expenses increased to 32.1% of sales from 31.7% of sales a year ago. Selling and operating expenses increased 18.1% due to higher variable sales personnel compensation and increased promotional and other marketing costs, primarily related to the Company's market testing of the Keurig® Single-Cup Brewer for the home. This testing is in anticipation of the sale, starting in the upcoming holiday season, of this new product and even more importantly the associated Green Mountain Coffee K-Cups.

As a result of the above factors, third quarter operating income was up 19.2% to $2,955,000 from $2,478,000 with the Company's operating margin improving to 11.2% of sales from 10.8% for the prior year's third quarter.

Green Mountain Coffee recognized a loss of $317,000 or ($0.04) per share as a result of its equity investment in Keurig, Incorporated, which was in line with the Company's previous guidance.

Green Mountain Coffee generated net income of $1,358,000 as compared to $1,441,000 during last fiscal year's third quarter. The Company reported diluted earnings per share of $0.19, compared to $0.20 for the prior year quarter. This decrease was due to an increase in the tax rate from 37.5% to 41.5% during the third quarter and the impact of the results of Keurig, Incorporated. The lower tax rate in last year's third quarter was due to a reduction in the valuation allowance of the Company's Vermont manufacturer's tax credit. Diluted earnings per share excluding the Company's share of the net loss of Keurig, Incorporated were $0.23 per share as compared to $0.20 per share in the third quarter of 2002.

For the forty weeks ended July 5, 2003, the Company reported a 13.9% increase in net sales to $89,222,000 from $78,359,000 and a 12.5% increase in coffee pounds shipped compared to the same period last year. Net income for the current year-to-date period was $4,870,000 including a loss of $690,000 from Green Mountain Coffee's equity investment in Keurig, Incorporated, as compared to $5,013,000 in fiscal 2002 including a loss of $21,000 from the investment in Keurig, Incorporated. Diluted earnings per share were $0.67, down $0.02 from the same period last year. Diluted earnings per share excluding the Company's share of the net loss of Keurig, Incorporated, were $0.77 per share as compared to $0.69 per share for the first forty weeks of fiscal 2002.

Robert P. Stiller, Chairman, President, and Chief Executive Officer, said, "At Green Mountain Coffee, we have always had a very strong desire to improve the world in which we live. Since I believe this focus can strengthen our financial performance at the same time, I am particularly gratified by our sales and earnings growth this past quarter. I am convinced that our leadership in building and promoting our Fair Trade and organic coffee line has been not only socially responsible, but also can contribute meaningfully to our future growth. Fair trade certified organic already is growing faster than our overall business. At the same time, we are leveraging opportunities created by the Keurig® Single-Cup Brewer to build sales, starting with the office and moving into the home market. We have solidified the competitive advantages of our brand and reputation with innovative programs and superior service to customers. All of these factors distinguish us in the specialty coffee market, and will continue to play an important role in how we grow our business and build stockholder value."

Stiller continued, "Our growth this past quarter continued the growth achieved in the first and second fiscal quarters of this year, and was the highest dollar sales growth we have delivered in nine quarters. Looking forward, from many perspectives including as an employee, as a coffee lover, and as a significant stockholder of this Company, I am excited about Green Mountain Coffee's plans and prospects."

Forward Looking Information

The Company expects for the fourth quarter ending September 27, 2003 net sales and coffee pounds growth of 14% to 19%. Fourth quarter net income prior to the recognition of the Keurig, Incorporated loss is expected to increase in the range of 20% to 30% over last year's fourth quarter number. The Company expects that the recognition of its share of Keurig's loss in the fourth quarter will reduce diluted earnings per share by $0.04 to $0.06. The Company anticipates its fully diluted earnings per share for the fourth quarter to be in the range of $0.15 to $0.18 per share.

The Company reaffirmed its prior expectation for fiscal 2003 as a whole that sales growth in dollars and coffee pounds will be in the range of 12% to 15%. Net income and earnings per share are also expected to increase 12% to 15%, prior to the recognition of the Company's share of Keurig's anticipated loss. The Company anticipates the full-year impact on its earnings per share of the Company's share of Keurig's loss to be a reduction in the range of $0.14 to $0.16. Fully diluted earnings per share after Keurig for fiscal 2003 are anticipated to be in the range of $0.82 to $0.85 per share.

There will be further discussion of the third quarter 2003 financial results and the Company's future expectations on its conference call and webcast later this morning.

Green Mountain Coffee Roasters, Inc., is a leader in the specialty coffee industry and has been recognized by Forbes magazine for the past three years as one of the "200 Best Small Companies in America." Green Mountain Coffee seeks to make the world a better place for present and future generations by operating in an environmentally and socially conscientious manner. The Company contributes at least five percent of its pre-tax profit annually to support socially responsible initiatives, many of which it has supported for over 10 years. Business Ethics magazine recognized these efforts by ranking Green Mountain Coffee Roasters 8th overall on its 2003 list of "100 Best Corporate Citizens."

The Company roasts high-quality arabica coffees and offers over 90 coffee selections including single-origins, estates, certified organics, Fair Trade, proprietary blends, and flavored coffees that it sells under the Green Mountain Coffee Roasters® and Newman's Own® Organics brands. The majority of Green Mountain Coffee's revenue is derived from its wholesale operation that serves supermarkets, convenience stores, offices, and other locations where fine coffees are sold. Green Mountain Coffee also operates a direct mail business and e-commerce website (www.GreenMountainCoffee.com) from its Waterbury, Vermont headquarters.

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, fluctuations in availability and cost of high-quality green coffee, organizational changes, the impact of a weaker economy, competition, funding availability, business conditions in the coffee industry and food industry in general, the impact of the loss of one or more major customers, delays in the timing of adding new locations with existing customers, Green Mountain Coffee's level of success in continuing to attract new customers, variances from sales mix and growth rate, weather and special or unusual events, as well as other risks as described more fully in the Company's filings with the Securities and Exchange Commission. In addition, the Company has an equity investment in Keurig, Incorporated, a small private company. Keurig, Incorporated can have significant quarterly operating income fluctuations and its results can differ materially from expectations set forth in forward-looking statements. Keurig is currently operating at a loss. Further, there is a high degree of uncertainty around investment spending for the launch of the Keurig Single-Cup Brewer for the home and results could materially vary depending on Keurig, Incorporated's success in entering the home brewer market and its ability to secure adequate financing to support this launch. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments.

Green Mountain Coffee Roasters will be discussing these financial results and future prospects with analysts and investors in a conference call available via the Internet. The call will take place today, July 31, 2003, at 10:30 a.m. ET and will be available via live webcast on the Company's website at www.GreenMountainCoffee.com and on Street Events at www.StreetEvents.com, as well as AOL, Yahoo and other major portals.

The Company archives the latest conference call on the Investor Services section of its website for a period of time. A replay of the conference call also will be available by telephone at (719) 457-0820, confirmation number 492419, from 1:30 p.m. ET on July 31st, through midnight on Monday, August 4th, 2003.

Green Mountain Coffee urges coffee lovers, investors, and everyone else who is interested in the Company and its news to sign up for automatic e-mail receipt of its press releases. To take advantage of this free service, go to the Company's website at www.GreenMountainCoffee.com,  click onto the Investor Services page, then click on "Press Releases via E-Mail" to sign up.

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GREEN MOUNTAIN COFFEE ROASTERS, INC.

Consolidated Statement of Operations
(Dollars in thousands except per share data)
Unaudited
	Twelve weeks ended 7/5/03	Twelve weeks ended 7/6/02	Forty weeks ended 7/5/03	Forty weeks ended 7/6/02

Net sales	$ 26,344	$ 22,989	$ 89,222	$ 78,359
Cost of sales	14,940	13,221	50,593	44,350
Gross profit	11,404	9,768	38,629	34,009

Selling and operating expenses	6,421	5,438	22,094	19,598
General and administrative expenses	2,028	1,852	6,698	5,788
Operating income	2,955	2,478	9,837	8,623

Other income (expense)	34	(47)	114	(54)
Interest expense	(125)	(92)	(446)	(187)
Income before income taxes	2,864	2,339	9,505	8,382

Income tax expense	(1,189)	(877)	(3,945)	(3,348)
Income before equity in net earnings of Keurig, Incorporated	1,675	1,462	5,560	5,034
Equity in net earnings of Keurig, Incorporated	(317)	(21)	(690)	(21)

Net income	$ 1,358	$ 1,441	$ 4,870	$ 5,013
	=====	======	======	=====
Basic income per share:
Weighted average shares outstanding	6,912,388	6,700,782	6,840,287	6,666,043
Net income	$ 0.20	$ 0.22	$ 0.71	$ 0.75

Diluted income per share:
Weighted average shares outstanding	7,310,142	7,303,450	7,231,112	7,283,448
Net income	$ 0.19	$ 0.20	$ 0.67	$ 0.69

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GREEN MOUNTAIN COFFEE ROASTERS, INC.
Consolidated Balance Sheet
(Dollars in thousands)
	July 5, 2003	September 28, 2002
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$ 348	$ 800
Receivables, less allowances of $377 and $351 at July 5, 2003, and September 28, 2002, respectively	10,477	9,132
Inventories	7,087	5,876
Other current assets	1,312	789
Income taxes receivable	234	528
Deferred income taxes, net	600	546
Total current assets	20,058	17,671

Fixed assets, net	21,974	20,834
Investment in Keurig, Incorporated	13,801	14,491
Goodwill and other intangibles	1,446	1,465
Other long-term assets	285	226

	$ 57,564	$ 54,687
	=======	=======
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$ 3,147	$ 3,193
Accounts payable	5,033	6,271
Accrued compensation costs	2,203	1,031
Accrued expenses	1,887	1,271
Total current liabilities	12,270	11,766

Long-term debt	9,063	12,079
Long-term line of credit	1,640	3,130
Deferred tax liability	1,412	647
Other long-term liabilities	157	-

Commitments and contingencies
Stockholders' equity:
Common stock, $0.10 par value: Authorized - 20,000,000 shares; Issued - 8,120,816 and 7,956,872 shares at July 5, 2003 and September 28, 2002, respectively	812	795
Additional paid-in capital	21,244	19,793
Retained earnings	19,518	14,648
Accumulated other comprehensive (loss)	(104)	(12)
ESOP unallocated shares, at cost - 41,121 and 40,941 shares at July 5, 2003 and September 28, 2002, respectively	(1,112)	(1,109)
Treasury shares, at cost - 1,157,554 and 1,138,273 shares at July 5, 2003 and September 28, 2002, respectively	(7,336)	(7,050)
Total stockholders' equity	33,022	27,065

	$ 57,564	$ 54,687
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GREEN MOUNTAIN COFFEE ROASTERS, INC.
Total Company Coffee Pounds Shipped by Sales Channel -Unaudited

Channel	Q3 12 wks. ended 7/5/03	Q3 12 wks. ended 7/6/02	Q3 Y/Y lb. Increase	Q3 % Y/Y lb. Increase	Q3 YTD 40 wks. Ended 7/5/03	Q3 YTD 40 wks. Ended 7/6/02	Q3 YTD Y/Y lb. Increase	Q3 YTD % Y/Y lb. Increase
Supermarkets	1,043,000	818,000	225,000	27.5%	3,435,000	2,819,000	616,000	21.9%
Convenience Stores	1,022,000	998,000	24,000	2.4%	3,518,000	3,176,000	342,000	10.8%
Other Retail	61,000	61,000	-	-	213,000	231,000	(18,000)	-7.8%
Restaurants	263,000	265,000	(2,000)	-0.8%	872,000	898,000	(26,000)	-2.9%
Office Coffee Service Distributors	753,000	676,000	77,000	11.4%	2,607,000	2,331,000	276,000	11.8%
Other Food Service	244,000	205,000	39,000	19.0%	848,000	747,000	101,000	13.5%
Consumer Direct	92,000	82,000	10,000	12.2%	354,000	324,000	30,000	9.3%
Totals	3,478,000	3,105,000	373,000	12.0%	11,847,000	10,526,000	1,321,000	12.5%

Note: Certain prior year customer channel classifications were reclassified to conform to current year classifications.

Total Company Coffee Pounds Shipped by Geographic Region -Unaudited
Region	Q3 12 wks. ended 7/5/03	Q3 12 wks. ended 7/6/02	Q3 Y/Y lb. Increase	Q3 % Y/Y lb. Increase	Q3 YTD 40 wks. Ended 7/5/03	Q3 YTD 40 wks. Ended 7/6/02	Q3 YTD Y/Y lb. Increase	Q3 YTD % Y/Y lb. Increase
Northern New England	1,038,000	1,007,000	31,000	3.1%	3,462,000	3,210,000	252,000	7.9%
Southern New England	687,000	659,000	28,000	4.2%	2,336,000	2,245,000	91,000	4.1%
Mid-Atlantic	1,011,000	846,000	165,000	19.5%	3,417,000	2,953,000	464,000	15.7%
South Atlantic	322,000	284,000	38,000	13.4%	1,090,000	939,000	151,000	16.1%
South Central	132,000	115,000	17,000	14.8%	505,000	427,000	78,000	18.3%
Midwest	134,000	113,000	21,000	18.6%	409,000	365,000	44,000	12.1%
West	141,000	69,000	72,000	104.3%	541,000	320,000	221,000	69.1%
International	13,000	12,000	1,000	8.3%	87,000	67,000	20,000	29.9%
Totals	3,478,000	3,105,000	373,000	12.0%	11,847,000	10,526,000	1,321,000	12.5%

Note 1: The allocation by region of coffee pounds shipped to certain McLane Company, Inc. warehouses for distribution to ExxonMobil convenience stores has been estimated.
Note 2: The former Multi-Regional category has been reclassified and divided up among the appropriate regions.

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